EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 10th day of May, 2013, by and between Xumanii Inc. a company duly incorporated in Nevada, USA with its address at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands (the “Company” or “Xumanii”) and Ms. Kimberly E. Allen residing at 11022 Aqua Vista - Unit #18, Studio City, CA 91602 (“Employee”) (together the “Parties”).

WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Term (as defined below).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.

SERVICES

1.1.

Employment. During the Term (as defined below), the Company hires Employee to perform such services as the Company may from time to time reasonably request consistent with Employee's position with the Company (as set forth in Section 2 hereof) and Employee's stature and experience in the industry (the "Services"). The Services and authority of Employee shall include management and supervision of the company’s marketing department.

1.2.

Location. During the Term, Employee's Services shall be performed in any area of Employee’s convenience which permits regular communication via telephone, Internet or other popular medium with employees, officers, directors, customers and other affiliates as needed to effectively carry out duties as described herein. Employee acknowledges and understands that officers and other participants critical to the Company’s business are dispersed nationally and internationally, and that such dispersion will increase substantially as the Company grows. The parties therefore acknowledge and agree that the nature of Employee's duties hereunder may require domestic and international travel from time to time.

1.3.

Term. The term of Employee's employment under this Agreement (the "Term") shall be for 24 months starting on the date of execution of this agreement (the "Effective Date"). For purposes of this Agreement, "Employment Year" shall mean each twelve-month period during the Term.

1.4.

Exclusivity. Under this Agreement, Employee represents that he shall not, in his individual capacity or otherwise, render services or accept employment from any other company, or become an officer, controlling shareholder or partner in any other entity than the Company for the duration of this agreement. In the event Employee wishes to accept or retain a Board of Director’s position at any other entity, he shall obtain Board approval prior to accepting or retaining such position, with such Board approval not to be unreasonably withheld. Notwithstanding anything to the contrary stated in this Agreement, Employee may acquire and/or retain, as an investment, and take customary actions (including the exercise or conversion of any securities or rights) to maintain and preserve Employee's ownership of any one or more of the following (provided such actions, other than passive investment activities, do not unreasonably interfere with Employee's Services hereunder): (i) securities of any corporation that are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that are publicly traded as long as Employee is not part of any control group of such corporation and, in the case of public corporations in competition with the Company,  such securities do not constitute more than five percent of the voting power of that public company; (ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and so long as such entity is not, directly or indirectly, in competition with the Company, (iii) securities or other interests now owned or controlled, in whole or in part, directly or indirectly, by Employee in any corporation or other person and which are identified on Schedule 1.4 hereto; and (iv) securities of the Company or any of its Affiliates. Nothing in this Agreement shall be deemed to prevent or restrict Employee's ownership interest in the Company and its Affiliates or Employee’s ability to render charitable or community services.

2.

POWER AND AUTHORITY

2.1.

During the Term, Employee shall be the Chief Marketing Officer of the Company.

2.2.

During the Term, Employee shall report directly to the CEO of the Company or through such channels as the CEO shall designate.

2.3.

The Company may from time to time during the Term appoint Employee to one or more additional offices of the Company. Employee agrees to accept such offices if consistent with Employee's stature and experience and with the type of offices with the Company held by Employee.

2.4.

Confidentiality. Employee acknowledges that in furnishing his Services to the Company, he will, through the Term, come into close contact with many confidential affairs of the Company, including confidential information about technology, costs, profits, sales, pricing policies, operational methods, and other confidential information not readily available to the public (the "Confidential Materials"). In recognition of the foregoing, Employee covenants and agrees that Employee will not intentionally disclose any material Confidential Materials to anyone outside the Company and its Affiliates during the Term except in the course of rendering the Services or with the Company’s written consent. For purposes of this Agreement, the term "Confidential Materials" does not include information which at the time of disclosure has previously been made generally available to the public by any means other than the wrongful act of Employee in violation of this Section. Employee may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement, the Company’s 2012 Stock Option Plan and Agreement to be entered into by and among the Company and Employee (the "Option Agreement") and any other documents entered into pursuant to or contemplated by the foregoing (this Agreement, the Option Agreement, and any other documents entered into pursuant to or contemplated by the foregoing are collectively referred to herein as the "Transaction Documents"). Employee may also use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim pertaining to Confidential Materials or their use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting), or if Employee receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting).

3.

COMPENSATION

As compensation and consideration for the Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

3.1.

Fixed Annual Compensation. The Company shall pay to Employee an annual salary the ("Fixed Annual Compensation") at the rate of $70,000 per year. Fixed Annual Compensation is payable to the Employee in accordance with the Company’s usual salary practices, but in no event less than once monthly.

3.2.

Bonus. Under this Agreement, Employee shall be entitled to participate in the highest bonus incentive program (hereafter “BIP”) set up by the Board. The specific structure and trigger mechanisms for the BIP are at the sole discretion of the Board. Any payments under the BIP shall be paid annually to Employee and shall be paid no later than the end of the first quarter following the Company’s fiscal year-end. In addition to the BIP, Employee shall also be entitled to such additional bonus, if any, as may be granted by the Board (with Employee abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under this Agreement.

4.

EXPENSES; ADDITIONAL BENEFITS

4.1.

Vacation. Employee shall be entitled to an aggregate of two weeks of paid vacation during the first Contract Year and three weeks paid vacation during the Second and Third contract Year. Employee shall take vacation at times determined by the Employee, however, with the appropriate consideration for the Company’s business needs. In addition, Employee shall be entitled to holidays generally observed in the USA.

4.2.

Employee Business Expense Reimbursement. Employee shall be entitled to reimbursement of all business expenses for which Employee makes an adequate accounting to the Company beginning on the effective date hereof. The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company’s independent certified accountants taking into consideration the substantiation requirements of the Internal Revenue Code of 1986, as amended (the "Code"). Employee shall be entitled to cash reimbursement for actual reasonable travel and other out of pocket expenses which will be billed in arrears and are due payable (to employee) within (15) days of the Company’s receipt of the subject bill(s).

4.3.

General. Employee shall be entitled to participate in any profit-sharing, pension, health, sick leave, holidays, personal days, insurance or other plans, benefits or policies (not duplicative of the benefits provided hereunder) available to the employees of the Company or its Affiliates on the terms generally applicable to such employees.

4.4.

No Reduction of Benefit or Payment. No payment or benefit made or provided under this Agreement shall be deemed to constitute payment to Employee or his legal representative or guardian in lieu of, or in reduction of, any benefit or payment under an insurance, pension or other benefit plan, and no payment under any such plan shall reduce any payment or benefit due under this Agreement.

4.5.

Stocks. In exchange for its Services as an Employee, the Employee shall receive a total fee of 500,000 Class B Preferred Stock. The shares will be issued in the following manner: 100,000 shares upon signing and 100,000 on each subsequent 6 month period until all 500,000 shares have been issued during the validity of this Agreement.

5.

TERMINATION FOR CAUSE BY THE COMPANY

5.1.

Reasons and process for Termination for Cause. The Company may terminate this Agreement, for Cause (with the ramifications described below), pursuant to the “Xumanii, Executive Termination Policy version 1.0”, or as a result of the Employees death.

5.2.

Effects of Termination for Cause. In the event this Agreement is terminated for Cause, all obligations under this Agreement by the Company shall cease as of the effective receipt date of the Notice of Termination by Employee. The Company shall pay the Fixed Annual Compensation up to the date of termination, and have no further obligations to Employee under this Agreement. Additionally, in the event this Agreement is terminated for Cause, the Employee is prohibited from taking employment with a direct or indirect competitor of the Company for a period of three year after the Termination. The Company may also pursue damages and injunctive relief from Employee as compensation for its damages.

6.

TERMINATION NOT-FOR-CAUSE BY THE COMPANY

6.1.

Reasons and process for Termination for Not-for-Cause. The Company may terminate this Agreement, for Not-for-Cause (with the ramifications described below), pursuant to the “Xumanii Inc., Executive Termination Policy version 1.0”.

6.2.

Effects of Termination Not-for-Cause.  In the event this Agreement is terminated Not-for-Cause, all obligations under this Agreement by the Company shall cease as of the effective receipt date of the Notice of Termination by Employee. Employee's obligations to provide Employee’s Services under this Agreement and Employee’s authority under the TOR shall cease as of the effective receipt of the Notice of Termination for Not-for-Cause. Employee will be entitled for a pro-rated bonus under Section 3 for the Contract Year in which the termination occurred and all and any unvested stock and options Employee or any of Employee's assignee holds in the Company or its Affiliates shall have vested immediately. Employee shall have no restrictions to furnish the Services of the Employee. Additionally, in the event this Agreement is terminated for Not-for-Cause, the Employee is prohibited from taking employment with a direct or indirect competitor of the Company for a period of three year after termination.

7.

TERMINATION BY EMPLOYEE FOR MATERIAL BREACH

7.1.

Employee shall have the right to terminate this Agreement in the event of a Material Breach by the Company. For purposes of this Agreement, "Material Breach" shall mean any of the following:

7.1.1.

The breach by the Company of a material term, condition or covenant of this Agreement;

7.1.2.

 A reduction by the Company in the Fixed Annual Compensation set forth in Section 3.1;

7.1.3.

The failure by the Company to provide Employee with the Employee Benefits (provided that the failure to provide any such benefits which individually and in the aggregate are immaterial shall not constitute Material Breach);

7.2.

Material Breach Notice by Employee. In the event Employee wishes to pursue a termination of the Agreement on the account of a material breach by the Company, Employee may send to the Board a Notice of Material Breach describing in detail the nature and required corrective action to cure the alleged breach.  Unless the Board formally objects to the Notice of Material Breach or responds and cures the breach within four weeks from its receipt, Employee have the right to terminate this Agreement by sending a Notice of Termination for Breach to that effect no earlier than the latest date by which the Company could still object or cure the Notice of Material Breach, but no later than 60 days from the Company’s receipt of the Notice of Material Breach.

7.3.

Effect of the Company’s objection. In the event the Company receives a Notice of Breach from Employee and does not consider the allegations in the notice to be valid, it has the right to object to the contents of the Notice by informing Employee to such effect in writing within four weeks. In the event of an objection by the Company to a Notice of Material Breach, the following process shall apply:

7.4.

The Board shall call a special meeting to allow Employee to state Employee's position on the matter and to allow for the parties to resolve the situation. Employee shall be allowed to have outside legal counsel present at such meeting.

7.5.

In the event the parties fail to resolve the matter in such meeting, the parties will submit the dispute to binding arbitration in accordance with Section 12 hereunder.  Employee shall have the right upon request to such effect to cease providing Services for the duration of the arbitration. In the event the result of the arbitration confirms a material breach by the Company, Employee may at Employee's election terminate this Agreement or accept a possible cure offered by the Company. In the event the arbitration does not find that a material breach by the Company existed, the Company shall not be required to pay the Fixed Annual Compensation and any of the additional bonuses under section 3 and 4 for any period during which Employee did not provide the Employee’s Services as called for in this Agreement.

7.6.

Effects of Termination by Employee for Material Breach. An effective termination by Employee resulting from a material breach of the Company shall be considered a Termination Not-for-Cause by the Company.

8.

GENERAL

8.1.

Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between the provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation, Bonus or any other amount due Employee hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

8.2.

Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

8.3.

Attorneys' Fees and Costs. Subject to in any action, suit or proceeding brought by any party hereto with respect to this Agreement, its subject matter or the actions, statements or conduct of any or each of the parties in the negotiation, execution or performance of this Agreement, the prevailing party shall be entitled to recover from the other parties all reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, attorneys' costs and court costs.

8.4.

Notices. Any notice that the Company is required or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to Employee by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee.

The Company:

Xumanii

1000 EAST WILLIAM STREET SUITE 204

CARSON CITY, NV, 89701

Employee:

Kimberly E. Allen

11022 AQUA VISTA - UNIT #18,

STUDIO CITY, CA 91602

8.5.

Governing Law. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of Florida applicable to agreements fully executed and performed entirely in Florida.

8.6.

Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.7.

No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

8.8.

Assignability. Employee may assign all or any portion of his rights to receive compensation hereunder to any corporation at least fifty percent (50%) of the capital stock of which is owned or controlled by Employee, to any other entity in which Employee owns or controls at least fifty percent of the total ownership interests, to trusts for the benefit of the family of Employee, to charitable trusts or to trusts for the benefit of any charitable purpose, or to any charity or non-profit organization. Notwithstanding any other provision hereof, Employee shall be permitted to establish loan-out companies to provide his services to the Company and assign this Agreement thereto, subject to the delivery by Employee of a customary personal adherence letter. The Company may not assign this Agreement or any portion of its rights or obligations hereunder. This Agreement shall be fully effective and binding upon the successors in interest, assigns and Affiliates of the Company.

8.9.

Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

8.10.

Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

8.11.

No Mitigation; No Offset. Without limiting any other provision hereof, the Company agrees that any income and other employment benefits received by Employee from any and all sources before, during or after the expiration or termination of this Agreement for any reason shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder. The Company shall have no right to offset against any payments or other benefits due to Employee under this Agreement the amount of any rights, claims or damages it or its Affiliates may have against Employee, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Employee.

9.

ARBITRATION

9.1.

Company and Employee each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this Section. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the State of Nevada, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Nevada or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 12.

9.2.

The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of Nevada, to be conducted by means of a reference pursuant to the applicable sections of the Nevada Code of Civil Procedures. Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions hereof.

9.3.

The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company’s business model, or the technical industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with Nevada law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Superior Court in which all parties have appeared.

9.4.

Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with Nevada law.

9.5.

Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

9.6.

Publicity. Neither party shall issue any press release or announcement of nor relating to the execution of, or any terms, provisions or conditions contained in this Agreement without the other party's prior approval of the content and timing of any such announcement or announcements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Alexandre Frigon

____________________________

By:  Alexandre Frigon, President

/s/ Kimberly E. Allen

____________________________

By:  Kimberly E. Allen, Employee